BROOKLINE BANCORP, INC.

Ryan Beck & Co.

Financial Institutions’ Investors Conference

October 27, 2004

Forward-Looking Information

This presentation contains forward-looking statements regarding Brookline
Bancorp, Inc. These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment reduce interest margins; (2) general economic conditions, either nationally or in the markets in which Brookline will be doing business, are less favorable than expected; (3) competitive pressure among depository institutions increases significantly; (4) legislation or changes in regulatory requirements adversely affect the businesses in which Brookline would be engaged; (5)
estimated cost savings from the Mystic acquisition cannot be fully realized within the expected time frame; (6) revenues following the acquisition are lower than expected; (7) costs of difficulties related to the integration of the businesses of Brookline and Mystic are greater than expected; or (8) factors which would result in a condition to the Mystic transaction not being met.

Expected Sources of Earnings Growth

Acquisition of Mystic Financial, Inc.

Net Interest Income

Indirect Automobile Lending

Mystic Financial Acquisition

$65 million purchase price ($39.00 per share)

60% stock; 40% cash

Cash out of options

Transaction multiples (based on June 30, 2004 data)

Price/Tangible book value per share               215.0%

Price/Diluted earnings per share                                  32.0%

Premium/Core deposits                                                12.9%

Expected transaction closing – January 2005

Transaction Highlights

Mystic Financial – as of June 30, 2004

Total Assets:                          $441 million

Total Loans:                          $314 million

Total Deposits:                      $351 million

Mystic has 7 branches in Middlesex County,
a very attractive market.

Transaction Highlights

Combined deposit base will increase by over 45%.

Cost savings are conservatively estimated at 30% in
first year.

Earnings accretion of $0.05 per share is expected in
first year.

Modest tangible book dilution – less than 7%.

The transaction is of manageable size and relatively
low risk.

Effective means of leveraging part of our excess
capital.

Net Interest Income

Low interest rate of the past few years has had a
significant adverse effect on Brookline’s operating
results.

36% of Brookline’s assets are funded by stockholders’
equity.

A rising interest rate environment would likely result in
higher net interest income.

One year positive gap position at September 30, 2004 -
$202 million, or 12% of total assets

Net Interest Income

At September 30, 2004

Short-term investments                                     $106 million

Securities available for sale                 $270 million

Average life to maturity – less than 2 years

Net unrealized gains - $717,000

Indirect Automobile Lending

Started business in February 2003

Experienced management team is responsible for the business.

Business is conducted with over 100 dealers.

Total loans outstanding at:

      December 31, 2003              $211 million

      September 30, 2004            $345 million

Average credit score of loans – 730 (less than 10% below 660)

Loan loss experience – less than 0.25% of average loans

Indirect Automobile Lending

Operating results to date have been affected by normal
costs associated with starting and growing a business.

As volume increases, overhead is spread over a larger
base.

Assuming no deterioration in loan quality, loan loss
expense should stabilize.  Provisions are high when a
portfolio is growing rapidly.

Indirect Automobile Lending

Indirect automobile lending is not a high profit business.
It is nonetheless attractive to Brookline because:

It is an effective means of leveraging excess
capital.

It provides a higher level of profitability than
would be achieved if the assets acquired were
investment securities instead of loans.

The average life of the assets is relatively short
(about 2 1/2 years).

Summary

Earnings growth is expected to be derived from:

The acquisition of Mystic Financial, Inc.

Higher net interest income driven by a rising
interest rate environment.

Indirect automobile lending

For more information, contact:

Paul R. Bechet

Chief Financial Officer

Brookline Bancorp, Inc.

(617)278-6405